Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information:

Investor and Financial Media Contact:

Mark Namaroff

Director of Investor Relations

(978) 326-4058

investorrelations@analogic.com

Analogic Announces Results for the First Quarter Ended

October 31, 2015 and Declares Quarterly Cash Dividend

Continues to Expect Revenue Growth for Full Fiscal Year, Driven by Ultrasound System Sales,

and Improving Operating Margins

PEABODY, Mass. (December 8, 2015) – Analogic Corporation (Nasdaq:ALOG), enabling the world’s medical imaging and aviation security technology, today announced results for its first quarter ended October 31, 2015.

Highlights during the first quarter (comparisons are against Q1 of fiscal 2015) included:

•	Revenue of $115 million, down 3% (down 2% on constant currency)

•	Gross margin of 44%, flat (up 1pt. on constant currency)

•	GAAP operating margin of 2%; GAAP diluted EPS of $0.11, includes $3.3 million, or $0.26 per diluted share of pre-tax restructuring charges associated with FY2016 Restructuring Plan announced in Q4 fiscal 2015

•	Non-GAAP operating margin of 8%; Non-GAAP diluted EPS of $0.55

•	Positive operating cash flows of $14 million, free cash flow of $11 million

•	Launched and began shipments of premium bk5000 system for surgery; introduced bk3500 for POC

Revenue for the first quarter of fiscal 2016 was $114.9 million, a decrease of 3%, compared with revenue of $118.3 million in the first quarter of fiscal 2015. GAAP net income for the first quarter of fiscal 2016 was $1.4 million, or $0.11 per diluted share, compared with net income of $3.7 million, or $0.29 per diluted share, in the first quarter of fiscal 2015. Included in GAAP net income and diluted EPS for the first quarter is a pre-tax restructuring charge of $3.3 million, or $0.26 per diluted share, associated with the 2016 Restructuring Plan previously announced in the fourth quarter of fiscal 2015.

Non-GAAP net income for the first quarter was $7.0 million, or $0.55 per diluted share, compared with $7.9 million, or $0.63 per diluted share, in the prior year’s first quarter. A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release.

Jim Green, president and CEO, commented, “As we previously announced, our first quarter revenue was impacted by delays in revenue recognition, timing of new product introductions and foreign currency. In fiscal 2016 we expect a return to growth in the second half, yielding low-single-digit revenue growth for the year. With our focus on costs, we continue to expect an improvement in non-GAAP operating margin of approximately 1 pt.”

Segment Revenues

Medical Imaging segment revenue was $64.9 million for the first quarter of fiscal 2016, down 3% from revenue of $66.7 million in the same period of fiscal 2015, due primarily to timing of shipments of CT and MR products offset by growth in mammography detector sales.

Ultrasound segment revenue was $36.7 million for the first quarter of fiscal 2016, down 3% (flat in constant currency) from revenue of $37.8 million in the same period of fiscal 2015, impacted by timing of shipments and lower legacy OEM probes, offset by strong sales growth in emerging markets, in addition to growth from our technology partnership in ultrasound systems.

Security and Detection segment revenue was $13.3 million for the first quarter of fiscal 2016, down 3% from revenue of $13.8 million in the same period of fiscal 2015 on lower medium speed system shipments and payment delays from RapidDNA systems.

Update to Fiscal 2016 Restructuring Plan

Analogic previously announced a restructuring of its business in the fourth quarter 2015 that includes the transition of certain manufacturing activities from our Peabody, Massachusetts location to our existing facility in Shanghai, China, a reduction in force in order to align our research and development investment with expected customer funding in our Security and Detection business, and a voluntary retirement program available to eligible employees in the affected areas of our Peabody, MA facility.

Due to a higher than expected participation in the voluntary retirement program, the Company now expects to incur a restructuring charge of approximately $10 million in fiscal 2016 (compared with $6 million estimated in the fourth quarter of 2015), of which $3.3 million was taken in the first quarter of FY16 with the balance taken throughout the remainder of the fiscal year. The Company now expects annual savings on a pre-tax basis of approximately $4 million in fiscal 2016 and $11 million in fiscal 2017.

Quarterly Cash Dividend

On December 3, 2015, Analogic’s Board of Directors declared a $0.10 cash dividend for each common share for its first fiscal quarter ended October 31, 2015. The cash dividend will be payable on January 4, 2016, to shareholders of record on December 18, 2015.

Use of Non-GAAP Financial Measures

This document includes non-GAAP financial measures that are not in accordance with, nor an alternative to, Generally Accepted Accounting Principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures are provided at the end of this press release.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, limited number of customers, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, acquisition related risks, and other factors discussed in our most recent quarterly and annual reports filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Conference Call

Analogic will conduct an investor conference call on Tuesday, December 8, 2015 at 5:00 p.m. (ET) to discuss the first quarter and outlook for fiscal 2016. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, passcode 42748. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and, just prior to the call, presentation materials related to the quarterly financial information will be posted on the Company’s website at http://investor.analogic.com/.

The call will also be available via webcast in listen-only mode. To listen to the webcast, visit investor.analogic.com approximately five to ten minutes before the conference is scheduled to begin. A telephone digital replay will be available approximately two hours after the call is completed through midnight Friday January 8, 2016. To access the digital replay, dial 1-877-919-4059 or 1-334-323-0140 for international callers. The passcode is 96138390.

A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through midnight January 8, 2016.

For more information on the conference call, visit www.analogic.com, call 978-326-4058, or email investorrelations@analogic.com.

About Analogic

Analogic (Nasdaq:ALOG) provides leading-edge healthcare and security technology solutions to advance the practice of medicine and save lives. We are recognized around the world for advanced imaging and real-time guidance technologies used for disease diagnosis and treatment as well as for automated threat detection. Our market-leading ultrasound systems, led by our flagship BK Ultrasound brand, used in procedure-driven markets such as urology, surgery, and point-of-care, are sold to clinical practitioners around the world. Our advanced imaging technologies are also used in computed tomography (CT), magnetic resonance imaging (MRI), and digital mammography systems, as well as automated threat detection systems for aviation security. Analogic is headquartered just north of Boston, Massachusetts. For more information, visit www.analogic.com.

Analogic and the globe logo are registered trademarks of Analogic Corporation.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
(In thousands, except per share data)	October 31, 2015	October 31, 2014

Net revenue:
Product	$114,129	$116,935
Engineering	819	1,381

Total net revenue	114,948	118,316

Cost of sales:
Product	62,947	65,138
Engineering	1,062	1,179

Total cost of sales	64,009	66,317

Gross profit	50,939	51,999

Operating expenses:
Research and product development	17,239	17,369
Selling and marketing	15,233	15,509
General and administrative	13,196	14,222
Restructuring	3,283	(58)

Total operating expenses	48,951	47,042

Income from operations	1,988	4,957
Total other income (expense), net	(458)	118

Income before income taxes	1,530	5,075
Provision for income taxes	154	1,421

Net income	$1,376	$3,654

Net income per share
Basic	$0.11	$0.29
Diluted	$0.11	$0.29

Dividends declared and paid per share	$0.10	$0.10

Weighted-average shares outstanding:
Basic	12,427	12,407
Diluted	12,607	12,570

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

(In thousands)
	October 31, 2015	July 31, 2015
Assets:
Cash and cash equivalents	$130,506	$123,800
Accounts receivable, net	93,846	119,301
Inventory	144,639	132,712
Other current assets	33,470	28,752

Total current assets	402,461	404,565
Property, plant, and equipment, net	105,292	106,299
Intangible assets and goodwill, net	104,930	106,949
Other non-current assets	10,465	10,157

Total Assets	$623,148	$627,970

Liabilities and Stockholders’ Equity:
Accounts payable	$32,764	$30,493
Accrued liabilities	34,511	40,110
Other current liabilities	9,123	9,191

Total current liabilities	76,398	79,794
Long-term liabilities	16,620	16,766
Stockholders’ equity	530,130	531,410

Total Liabilities and Stockholders’ Equity	$623,148	$627,970

UNAUDITED SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP MEASURES

We provide non-GAAP income from operations, operating margin, other income, net income, and diluted net income per share as supplemental measures to reported results regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these financial measures, and the basis for such adjustments, are outlined below:

Share-Based Compensation Expense

We incur expense related to share-based compensation included in the reported presentation of cost of sales, research and development, selling and marketing, and general and administrative expense. Although share-based compensation is an expense and viewed as a form of compensation, these expenses vary in amount from period to period. In addition, fluctuations in market price and volatility of our shares, risk-free interest rates, and the expected term and forfeiture rates of the awards impact the expense period to period. A portion of our equity compensation is performance-based, which drives volatility in expense as estimated performance-based metrics are updated for actual and forecasted results. Our management team believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of our operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

BK Medical Distributor Matter Inquiry-Related Costs

As initially disclosed in our annual report on Form 10-K for the fiscal year ended July 31, 2011, we have identified transactions involving our Danish subsidiary, BK Medical, and certain of its foreign distributors, with respect to which we have raised questions concerning compliance with law and our business policies. We have concluded that the identified transactions have been properly accounted for in our reported consolidated financial statements in all material respects. During the three months ended October 31, 2015 and 2014, we incurred $26 and $770 thousand of pre-tax BK Medical inquiry-related costs, respectively.

Acquisition Related Expenses

We incur amortization of intangibles and other expenses related to acquisitions. The intangible assets are valued at the time of acquisition and are amortized over their estimated economic life. We believe the exclusion of these acquisition related expenses allow comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses. On March 2, 2013, we acquired Ultrasonix Medical Corporation and on September 20, 2013 we acquired the remaining 90% equity interest in PocketSonics, Inc. We initially purchased a 10% equity interest in PocketSonics in April 2010. During the three months ended October 31, 2015 and 2014, we incurred pre-tax acquisition-related expenses of $2.1 million and $2.3 million, respectively. The remainder relates to prior acquisitions.

Restructuring Charges

During the first quarter of fiscal year 2016 we announced a restructuring plan for fiscal 2016. In the first quarter ended October 31, 2015 we incurred pre-tax charges of $3.3 million primarily due to severance and related costs for involuntary terminated employees.

Taxes

For purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share, we adjust the provision for (benefit from) income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on our income tax (benefit) provision. In addition, from time-to-time, we recognize certain non-recurring tax adjustments.

Summary

We exclude the above-described expenses, their related tax impact and other non-recurring tax benefits in evaluating short-term and long-term operating trends in our operations, and allocating resources to various initiatives and operational requirements. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The following table reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

NON-GAAP STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)	Three Months Ended
	October 31, 2015	October 31, 2014

GAAP Income From Operations	$1,988	$4,957
Share-based compensation expense	2,382	2,591
Acquisition-related revenues and expenses	2,061	2,290
BK Medical distributor matter inquiry related costs	26	770
Restructuring	3,283	(58)

Non-GAAP Income From Operations	$9,740	$10,550

Percentage of Total Net Revenue	8%	9%

GAAP Net Income	$1,376	$3,654
Share-based compensation expense	1,684	1,821
Acquisition related revenues, expenses and loss	1,722	1,938
BK Medical distributor matter inquiry related costs	17	489
Restructuring	2,171	(37)

Non-GAAP Net Income	$6,969	$7,865

Percentage of Total Net Revenue	6%	7%

GAAP Diluted Net Income Per Share	$0.11	$0.29
Effect of non-GAAP adjustments	0.44	0.34

Non-GAAP Diluted Net Income Per Share	$0.55	$0.63